SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 25, 2004

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Item 5. Other Events and Regulation FD Disclosure

        Derma Sciences, Inc. (the “Registrant”) on February 25, 2004 concluded a private offering of its common stock. Pursuant to the offering, 2,057,145 shares of common stock were sold at $1.05 per share for total offering proceeds of $2,160,000. The Registrant will utilize the offering proceeds for working capital and to fund strategic initiatives. The Registrant has agreed to file a registration statement with the Securities and Exchange Commission relative to the shares of common stock sold in the offering.

        The Purchase Agreement, Registration Rights Agreement and Legal Opinion relative to the offering are attached hereto as Exhibits 10.01, 10.02 and 10.03, respectively.

Item 7. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

10.01 – Purchase Agreement
10.02 – Registration Rights Agreement
10.03 – Legal Opinion

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.

Date: March 3, 2004	By: /s/ John E. Yetter John E. Yetter, CPA Vice President and Chief Financial Officer